Exhibit 10.20

                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

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                        Officer Indemnification Agreement

      THIS AGREEMENT is executed and entered into by and between INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California corporation (the "Company"), and the individual identified below who has signed this Agreement as an Officer of the Company (the "Officer").

      WHEREAS, the Company has requested the Officer to serve as Chief Financial Officer of the Company; and

      WHEREAS, certain risks are associated with serving as a Chief Financial Officer of a corporation; and

      WHEREAS, the Officer has indicated that the Officer is willing to serve as Chief Financial Officer of the Company, but only if the Company agrees to indemnify the Officer against certain of the risks associated with serving in such capacity; and

      WHEREAS, the Company desires to provide the rights of indemnification and other rights as set forth herein as an inducement to the Officer to serve as a Chief Financial Officer of the Company.

      NOW, THEREFORE, in order to induce the Officer to serve as a Chief Financial Officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Officer, the parties agree as follows:

1.       Definitions.

         For purposes of this Agreement, "Action" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such action is by or in the right of the Company or such other enterprise with respect to which the Officer serves or has served as an officer, that arises by reason of the fact that the Officer is or was an director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust or other enterprise; "Expenses" means any and all expenses (including attorneys' fees), costs, judgments, fines or amounts paid in settlement and that are actually and reasonably incurred by the Officerr in connection with any Action; "Charter Indemnification Provision" means any provisions of the Company's articles of incorporation or bylaws (as now in effect or hereafter amended) providing for the indemnification of and advancement of expenses to directors and officers of the Company; and "California Indemnification Statute" means Section 317 of California Corporations Code or any successor statute thereto; and any other terms used herein that are not defined herein shall be used within the meaning of such terms in the California Indemnification Statute.


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2.    Indemnification.

      2.1 Notwithstanding any amendment or modification of the Charter Indemnification Provisions or the California Indemnification Statute, the Company hereby indemnifies and shall hold harmless the Officer from and against any and all Expenses, except for the Expenses expressly identified in Section 2.2.

      2.2 The indemnification provided for in Section 2.1 shall not apply to any of the following Expenses: (i) Expenses for which the Officer is indemnified pursuant to any directors and officers insurance policy purchased and maintained by the Company (the indemnification provided in this Agreement is intended to be in excess of any such directors and officers insurance policy, and the Officer must look first to the directors and officers insurance policy); (ii) remuneration paid to the Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;
(iii) Expenses incurred on account of any Action in which judgment is rendered against the Officer for an accounting of profits made from the purchase or sale by the Officer of securities of the Company, pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 or any amendments thereto or similar provisions of any federal, state or local law; (iv) Expenses incurred on account of the Officer's conduct that is finally adjudged to have been (or the Officer has admitted facts sufficient to conclude that the Officer's conduct was): (1) a breach of the duty of loyalty to the Company or its shareholders;
(2) an act or omission that was not in good faith; (3) an act or omission that involved intentional misconduct or a knowing violation of law; or (4) a transaction from which the Officer derived an improper personal benefit; (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful as against public policy; and (vi) any income taxes, or any interest or penalties related to them, in respect of compensation received for services as an director or officer of the Company.

3.    Continuation of Indemnity.

      All agreements and obligations of the Company contained in this Agreement shall continue during the period the Officer is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), and shall continue so long as the Officer shall be subject to any possible Action by reason of the fact that the Officer was a director or officer of the Company or serving in any other capacity referred to in this Agreement.

4.    Notice to the Company.

      The Company shall perform its obligations under this Agreement on receipt of written demand for such performance from the Officer and, if the Company fails to perform its obligations under this Agreement on demand, then the Officer may then or at any time bring legal action against the Company to obtain full and complete performance of its obligations under this Agreement. In any action brought to enforce this Agreement, on a showing by the Officer that a claim has been asserted against the Officer with respect to or in connection with any alleged act or omission by the Officer as a director or officer of the Company, or any alleged neglect or breach of duty by the Officer as a director or officer of the Company or otherwise in the Officer's capacity as a director or officer of the Company, there shall be a presumption that the Officer is entitled to indemnification and advancement of costs and expenses from the Company in respect to indemnification.

      5.    Control of Defense.

      If an Action shall be threatened or commenced against the Officer that has given rise to, or may give rise to, a right to indemnification under Section 2, or a right to advancement of costs and expenses under Section 6, and provided that the Action is not threatened or commenced in the name or on behalf of the Company and there is no other conflict of interest between the Company and the Officer with respect to the Action, then: (i) the Company shall have the right to participate, at its own cost and expense, in the investigation, defense or other contest of the Action; and (ii) the Company shall have the right to elect to assume the defense of the Action on behalf of the Officer (if applicable, jointly with any third party who may have an obligation to hold harmless or indemnify the Officer with respect to the Action). If a conflict of interest of the type contemplated herein should develop, then the Officer shall control the defense of any Action against the Officer that may give rise to a right of indemnification under this Agreement, subject to the following: (A) if the insurance carrier that shall have supplied any directors and officers insurance policy shall be willing to conduct the defense without any reservation as to coverage, then, unless on written application by the Officer concurred in by the board of directors of the Company, in which the Officer and the board of directors deem it undesirable, the insurance carrier shall select counsel to conduct the defense; (B) if the insurance carrier shall not assume responsibility for the defense without any reservation of rights as to coverage, then the defense shall be conducted by experienced and able counsel selected by the Officerand reasonably acceptable to the board of directors; and (C) separate counsel will be used by the Officer and other parties indemnified by the Company and subject to the same Action only to the extent necessary, in the reasonable opinion of the Officer, to avoid conflict of interest. If the Company should elect to assume the defense of an Action on behalf of the Officer as provided herein, then: (1) the Company shall give the Officer prompt written notice of the election; (2) the Company shall be obligated to defend the Action in good faith and in a manner consistent with the best interests of the Officer; (3) provided that the Company defends the Action in good faith and in a manner consistent with the best interests of the Officer and no conflict of interest develops between the Company and the Officerr with respect to the Action, the Company shall not be liable for any costs or expenses (including attorneys' fees) incurred by the Officer in connection with defending or otherwise contesting the Action after the Officer has received written notice of the election; and (4) the Company shall not settle or compromise the Action on any basis or in any manner that would impose any liability, limitation or restriction of any kind on, or admit any fault or guilt on behalf of, the Officer without the Officer's express written consent.


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6.    Advancement of Expenses.

      On written request to the Company by the Director, the Company shall advance to the Officeramounts of money sufficient to cover Expenses in advance of the final disposition of them, on receipt of (i) an undertaking by or on behalf of the Officerto repay such amounts if it shall ultimately be determined by final judgment of a court of competent jurisdiction that the Officeris not entitled to be indemnified by the Company under this Agreement, and (ii) satisfactory evidence as to the amount of such Expenses. The Director's written certification, together with a copy of the statement paid or to be paid by the Director, shall constitute satisfactory evidence, absent manifest error.

7.    Directors and Officers Liability Insurance.

      Unless otherwise agreed by the Officer in the Officer's sole discretion, the Company shall use reasonable efforts to provide the Officer with directors and officers insurance coverage ("Directors and Officers Coverage") providing to the such coverage then available in the insurance industry in such amounts and with such exclusions and other conditions to coverage as shall in the sole judgment of the Company provide reasonable coverage to the Officer in light of the cost to the corporation and any other relevant consideration, it being expressly intended that the foregoing shall not obligate the Company to obtain Directors and Officers Coverage for the Director. The Officer shall not settle any matter for which the Officer intends to seek indemnification under this Agreement without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable Directors and Officers Coverage. If the Officer seeks such approval, but the approval is not granted by the insurance carrier of any applicable Directors and Officers Coverage, then the Officer shall be entitled to indemnification to the fullest extent provided by this Agreement. Except as otherwise set forth in Section 2.2(i), the provisions of Directors and Officers Coverage, or the failure to so provide Directors and Officers Coverage, shall in no way limit or diminish the obligation of the Company to indemnify the Officer as provided elsewhere in this Agreement.


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8.    Non-Exclusivity.

      The indemnification rights granted to the Officer under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the Officer may be entitled under California law (including but not limited to the California Indemnification Statute), the Charter Indemnification Provisions, vote of shareholders, determination by the Company's board of directors or otherwise.

9.    Miscellaneous.

      The rights granted to the Officer under this Agreement shall inure to the benefit of the Director, the Director's personal representatives, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding on the Company, its successors and assigns. To the extent permitted by applicable law, the parties by this Agreement waive any provision of law that renders any provision in this Agreement unenforceable in any respect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions shall remain in full force and effect. Any notice, demand, or other communication to the Company under this Agreement may be addressed to the Company at its registered office in California to the attention of the Company's registered agent in California at such office, and to the Officer under this Agreement may be addressed to the Officer at the address indicated below next to the Director's signature. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to its principles of conflicts of laws.

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      IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date set forth below.

Date: December 15th, 2003

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.


By       /s/ Douglass Shane Hackett
         ------------------------------
Name:    Douglass Shane Hackett
Title:   President


Officer's Name (type or print):

Linda W. Kerecman
-------------------------------
/s/ Linda W. Kerecman
(Officer's Signature)

Address:

1553 East 1860 North
Lehi, UT 84043


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